UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2016

NATURALNANO, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant's telephone number, including area code: (727) 393-3382

13613 Gulf Boulevard

Madeira Beach, Florida 33738

(Address of principal executive offices)

763 Linden Avenue

Rochester, New York 14625

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment on Form 8-K/A to the Current Report on Form 8-K for NaturalNano, Inc. restates and amends in its entirety the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2016, for the purpose of (i) updating and clarifying the previously filed information; (ii) providing additional information, including reporting certain actions which have been taken since such filing; and (iii) filing certain exhibits, including certain documents referred to in the June 29, 2016 Current Report on Form 8-K and in this Amendment.

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Omni Shrimp, Inc. as Wholly-owned Subsidiary

NaturalNano, Inc., (OTCPK: NNAN) announced that on June 23, 2016 (the "Effective Date"), it entered into a Share Exchange Agreement (the "Exchange Agreement") with all of the shareholders of Omni Shrimp, Inc., a Florida corporation ("Omni"), (see "About Omni Shrimp" below), pursuant to which the shareholders of Omni exchanged with the Company all of the outstanding shares of stock of Omni, and Omni thereupon became a wholly owned subsidiary of the Company. In consideration for the exchange of the Omni shares, the Company issued an aggregate of 28,500 shares of a newly created Series E Preferred Stock of the Company (the "Series E Preferred Stock") to those shareholders.

As a result of their ownership of the Series E Preferred Stock, those former Omni shareholders acquired the right to vote, in the aggregate, 95% of the voting control of the Company. The Series E Preferred Stock is also convertible into common stock which, in the aggregate, would represent up to 95% of the outstanding common stock after the conversion. Additional information about the Series E Preferred Stock is provided in Item 5.03 below.

In addition, on the Effective Date, the holders of all of the Company's outstanding Series B and Series D Preferred Stock, including James Wemett, (who has been a director of the Company and was the only officer and a principal shareholder of the Company prior to the Exchange Transaction on the Effective Date), as the holder of the Series D shares, surrendered those shares to the Company.

Transfer of Former Lines of Business

Subsequent to the closing of the Exchange Transaction pursuant to which Omni became a wholly-owned subsidiary of the Company, the Company entered into an Asset Purchase Agreement, with James Wemett, who had been the President and CEO of the Company until the closing of the Exchange Transaction and NaturalNano Corp., a New York corporation wholly-owned by Mr. Wemett ("Transferee"), pursuant to which the Transferee acquired all right, title and interest to those specific business activities of the Company which the Company had been conducting immediately prior to the closing of the Exchange Transaction, specifically, (i) developing and commercializing material additives based on a technology utilizing halloysite nanotubes, which line of business the Company had been engaged in for more than three years prior to the Effective Date, and (ii) reselling Ebola personal protective equipment and ancillary supplies. These business activities generated revenues for the Company, which revenues increased from $125,638 in 2012 to $368,066 in 2015.

In connection with the transaction contemplated by the Asset Purchase Agreement, Mr. Wemett waived all accumulated compensation due to him from the Company, the Transferee assumed certain liabilities relating to those transferred business activities, the Company and Mr. Wemett exchanged releases, and the Company issued to Mr. Wemett a six year divisible Warrant with cashless exercise rights to purchase up to 2,000,000 shares of the Company's common stock at a purchase price of $0.05 per share.

2

About Omni Shrimp, Inc.

Omni Shrimp, Inc., located in Madeira Beach, Florida on the Gulf of Mexico, is a fast growing seller of wild American shrimp. It is a wholesaler of locally caught shrimp, predominantly the highly popular Key West pink variety, to large distributors in the US, who then resell the product to grocery store chains, restaurants and other retail stores in the Florida, Boston and New York markets.

About NaturalNano, Inc.

Until the closing of its acquisition of Omni and the subsequent disposition of its older business lines and related assets, as reported above, NaturalNano, Inc., was located in Rochester, New York. Until the closing of the transactions contemplated by the Asset Purchase Agreement with the Transferee, the Company had been engaged in the development and commercialization of material additives based on proprietary nanomaterial technology utilizing Halloysite Nanotubes (HNTs). While engaged in that line of business, the company provided industry with additives designed to improve the processing characteristics and mechanical properties of engineering thermoplastics, and additives designed to optimize the release of active agents such as vitamins and fragrance in cosmetic products. In 2014 the Company had also entered into an additional line of business engaged in the sale of Ebola personal protection gear and supplies; the Company was also engaged in this line of business through the closing of the transactions contemplated by the Asset Purchase Agreement.

As set forth above, after completing its acquisition of Omni Shrimp, Inc. as a wholly-owned subsidiary, the Company entered into the Asset Purchase Agreement. With the consummation of the transactions contemplated by the Asset Purchase Agreement, the Company has exited the foregoing two older lines of business, while maintaining its new line of business as a seller of wild American shrimp.

Relocation of Offices

After the closing of the Exchange Transaction, which resulted in the Company's entry, through its wholly owned subsidiary, of a new line of business, and the subsequent disposition of the Company's older lines of business, the Company has relocated its principal offices to the Omni headquarters at 13613 Gulf Boulevard, Madeira Beach, Florida 33738.

3

Item 2.01 Completion of Acquisition or Disposition of Assets.

As reported in Item 1.01 above, on June 23, 2016, the Company acquired all of the shares of Omni Shrimp, Inc. from the shareholders of Omni. As a result Omni became a wholly-owned subsidiary of the Company.

As also reported in Item 1.01 above, after the acquisition of Omni the Company transferred all right, title and interest to those specific business activities of the Company which the Company had been conducting immediately prior to the closing of the Exchange Transaction earlier on that date to the Transferee, a corporation entity wholly-owned by James Wemett, who had been the President and CEO of the Company until the closing of the Exchange Transaction and who, at that time, was still a director of the Company.

The information in Item 1.01 and other items of this Current Report are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As reported in Item 1.01 above, on the Effective Date, the Company issued an aggregate of 28,500 shares of its Series E Preferred Stock to three entities, which had been the shareholders of Omin, in exchange for all of the outstanding shares of Omni owned by those Omni shareholders. Each of those entities, by virtue of their respective beneficial owners, is an accredited investor. One of those entities is wholly-owned by Colm Wrynn. Another one of those entities is wholly-owned by Daniel Stelcer. As of the date of filing this Current Report on Form 8-K/A, Mr. and Mr. Stelcer are directors and officers of the Company. Additional information about Messrs. Wrynn and Stelcer are in the Schedule 14f-1 filed by the Company on June 28 , 2016 . Additional information about the Series E Preferred Stock is provided in Item 5.03 below.

As reported in Item 1.01 above, the Company issued to James Wemett a six year divisible Warrant with cashless exercise to purchase up to 2,000,000 shares of the Company's common stock at a purchase price of $0.05 per share. The text of the Warrant issued to Mr. Wemett is attached as an exhibit to this Current Report on Form 8-K/A.

The information in Item 1.01 and other items of this Current Report are incorporated herein by reference.

Item 5.01 Change of Control of Registrant.

As reported in Item 1.01 above, as a result of the issuance of the 28,500 shares of the Company's Series E Preferred Stock to the former shareholders of Omni, those shareholders acquired the right to vote 95% of the voting control of the Company. The Series E Preferred Stock is also convertible into common stock which, in the aggregate, would represent up to 95% of the outstanding common stock after the conversion. Additional information about the Series E Preferred Stock is provided in Item 5.03 below.

4

As reported in Item 5.02 below, Isaac Onn and Alex Ruckdaschel resigned as directors of the Company effective as of June 15, 2016, and Colm Wrynn was elected to fill one of the Board vacancies on June 21, 2016. Mr. Wrynn is the sole principal of one of the former Omni shareholders which, as of the Effective Date, acquired 9,500 shares of Series E Preferred Stock.

As also reported in Item 5.02 below, James Wemett resigned as a director effective as of ten (10) days after the delivery to the shareholders of the Company of the Information Statement pursuant to Rule 14f-1, and Dan Stelcer, the sole principal of one of the former Omni shareholders which holds 9,500 shares of Series E Preferred Stock, was elected to fill the vacancy when Mr. Wemett's resignation becomes effective.

Mr. Wemett's resignation as a director and Mr. Stelcer's election as a director are now effective.

As a result of the changes in the directors of the Company noted above and the changes in the officers of the Company reported in Item 5.02 below, each of Mr. Wrynn and Mr. Stelcer are now officers and directors of the Company and each, through an entity of which each is the sole beneficial owner, is the owner of voting control of 31.67% of the votes eligible to be cast on issues presented to the shareholders of the Company and, by virtue of the conversion provisions of the Series E Preferred Stock, the beneficial owner of at least that percentage of shares of Common Stock.

The information in Items 1.01 and 5.02 and other items of this Current Report are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in an Information Statement pursuant to Rule 14f 1 filed on June 28, 2016, two of the Company's directors, Isaac Onn and Alex Ruckdaschel, resigned from those positions on June 15, 2016. Neither resignation was the result of any disagreement with the management of the Company.

On June 21, 2016, to fill one of the Board vacancies, Colm Wrynn was elected as a director of the Company.

Effective as of the closing of the Exchange Transaction on the Effective Date, James Wemett, who had been the only officer of the Company, resigned as an officer of the Company, and Colm Wrynn, the President of Omni, became the President and Chief Executive Officer of the Company, and Daniel Stelcer, a Vice President of Omni, became the Secretary and Chief Operating Officer of the Company. Each of Mr. Wrynn and Mr. Stelcer, respectively, is the sole beneficial owner of one of the former Omni shareholders, each of which now owns 9,500 shares of Series E Preferred Stock. Mr. Wemett also resigned as a director of the Company, effective as of ten (10) days after the delivery to the shareholders of the Company of the Information Statement pursuant to Rule 14f-1, and Mr. Stelcer was elected to fill the vacancy when Mr. Wemett's resignation becomes effective. That Information Statement was delivered to the shareholders on July 1, 2016, and, accordingly Mr. Wemett's resignation and Mr. Stelcer's election are now effective. Mr. Wemett's resignation was not the result of any disagreement with the management of the Company.

5

In connection with the transaction contemplated by the Asset Purchase Agreement, Mr. Wemett waived all accumulated compensation due to him from the Company, the Transferee assumed certain liabilities relating to those transferred business activities, the Company and Mr. Wemett exchanged releases, and the Company issued to Mr. Wemett a six year divisible Warrant with cashless exercise to purchase up to 2,000,000 shares of the Company's common stock at a purchase price of $0.05 per share.

Biographical information relating to Mr. Wrynn and Mr. Stelcer were included in the Schedule 14f-1 filed by the Company with SEC on June 28, 2016.

The information in Item 1.01 and other items of this Current Report are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Series E Preferred Stock

On June 22, 2016, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock (the "Certificate of Designation"), with the Secretary of State of Nevada setting forth the rights and preferences of the Series E Preferred Stock. All of the authorized shares of Series E Preferred Stock were issued on June 23, 2016 (the "Effective Date").

A summary of material provisions of the Series E Preferred Stock as set forth in the Certificate of Designation is set forth below.

Designation, Amount and Par Value

The number of shares designated and authorized as Series E Preferred Stock is 28,500. Each share of Series E Preferred Stock has a par value of $0.001 per share and a stated value of $35.00 per share ("Stated Value").

Dividends

Holders of the Series E Preferred Stock will be entitled to receive cumulative dividends at the rate of 5% per annum of the Stated Value, payable quarterly commencing September 30, 2016. Such dividends shall be paid in duly authorized, fully paid, and non-assessable shares of Common Stock. The dividend share amount shall be valued at the volume weighted average price of the Common Stock for the ten consecutive trading days ending on the trading date that is immediately prior to the dividend payment date. Additionally, holders shall be entitled to receive dividends on shares of Series E Preferred Stock on an as if converted basis in the same form as dividends actually paid on shares of Common Stock if and when such dividends are paid. Dividends shall cease to accrue with respect to any shares of Series E Preferred Stock that is converted.

6

Conversion and Dilution

Each share of Series E Preferred Stock is convertible into shares of Common Stock according to a formula, which is based, depending on the date of conversion, on the actual issued and outstanding shares or the fully diluted shares as of the date of conversion (excluding shares outstanding then by reason of the conversion of any shares of Series E Preferred Stock or of the issuance of dividends on Series E Preferred Stock and subject to certain other adjustments as noted below). In general, conversion of all of the shares of the Series E Preferred Stock would represent up to 95% of the outstanding Common Stock after the conversion.

From the Effective Date until (but not including) the date which is 180 days before the second anniversary of the Effective Date, the determination of the number of shares of Common Stock outstanding is based on the actual number of outstanding shares as of the date of conversion. Thereafter and through the second anniversary of the Effective Date, the determination will be based on the outstanding shares on a fully diluted basis (excluding shares issuable on conversion of Series E Preferred Stock) on the conversion date. After the second anniversary of the Effective Date, such determination will be based on the outstanding on a fully diluted basis as of the second anniversary of the Effective Date (excluding shares issuable on conversion of Series E Preferred Stock).

As applied to the current outstanding shares as of the Effective Date, each share of Series E Preferred Stock would convert into approximately 1,940 shares of Common Stock. As the outstanding shares increases, that number will increase.

The Company will reserve and keep available , out of its authorized unissued shares of Common Stock, sufficient shares for the sole purpose of issuance of shares upon conversion of the Series E Preferred Stock and payment of dividends on the Series E Preferred Stock. No fractional shares shall be issued upon conversion of the Series E Preferred Stock.

Liquidation

Holders of Series E Preferred Stock are not entitled to receive any distributions in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary.

Voting

For so long as any Series E Preferred Stock is outstanding, each share of Series E Preferred Stock shall have the right to cast 1/300 of one (1) percent of the total votes eligible to be cast, so that if all 28,500 shares of Series E Preferred Stock are outstanding, the Series E Preferred Stock shall be entitled to an aggregate 95% of the total eligible votes on all matters, and the holders of the Common Stock and any other shares shall be entitled to a proportional share of the remaining 5%.

The foregoing summary of the provisions of the Series E Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the text of the Certificate of Designation, which is attached to this Current Report on Form 8-K/A, and is expressly made subject to the more complete information set forth therein.

Cancellation of Series B, C and D Preferred Stock

On the Effective Date, the holders of all of the Company's outstanding Series B and Series D Preferred Stock, including James Wemett (who was then a director of the Company and who, prior to the closing of the Exchange Transaction on the Effective Date, was the only officer and a principal shareholder of the Company), as the holder of the Series D shares, surrendered those shares to the Company.

After such surrender, there are no outstanding shares of the Company's Series B, Series C or Series D Preferred Stock. By resolution of the Board of Directors, on July 6, 2016, the Company filed with the office of the Secretary of State of Nevada a separate Certificate of Withdrawal of the Certificate of Designations of Preferences, Rights and Limitations for each of those Series. Copies of these Certificates of Withdrawal are attached as exhibits to this Current Report on Form 8-K/A.

The information in Item 1.01 and other items of this Current Report are incorporated herein by reference.

The statements made herein referencing the Exchange Agreement, the Asset Purchase Agreement,, the Warrant issued to Mr. Wemett, and the Series E Preferred Stock are qualified in their entirety by reference to the text of said documents, each of which is attached as an Exhibit to this Current Report on Form 8-K/A, and are expressly made subject to the more complete information set forth therein.

7

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. Financial Statements required by this item will be filed by amendment to this report no later than 71 calendar days after the date this Current Report must be filed.

(b) Pro Forma Financial Information (Unaudited). Pro Forma Financial Information required by this item will be filed by amendment to this report no later than 71 calendar days after the date this Current Report must be filed.

(c) Exhibits

Exhibit No.	Description

3.10	Amended and Restated Bylaws
3.11	Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock
3.12	Certificate of Withdrawal of Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock
3.13	Certificate of Withdrawal of Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock
3.14	Certificate of Withdrawal of Certificate of Designations of Preferences, Rights and Limitations of Series D Preferred Stock
10.192	Share Exchange Agreement among Omni Shrimp, Inc., the Shareholders of Omni and Natural Nano Inc. dated as of June 23, 2016
10.193	Surrender and Amendment Agreement dated as of June 23, 2016 among NaturalNano Inc., the Surrendering Holders and the Amending Holders
10.194	Asset Purchase Agreement dated as of June 23, 2016 among NaturalNano, Inc., a Nevada corporation, NaturalNano Corp., a New York corporation, and James Wemett.
10.195	Bill of Sale dated as of June 23, 2016 among NaturalNano, Inc., NaturalNano Corp., and James Wemett
10.196	Warrant dated as of June 23, 2016 issued by NaturalNano, Inc.

8

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO INC.

Dated: July 21, 2016	By:	/s/ Colm Wrynn
	Name:	Colm Wrynn
	Title:	Chief Executive Officer

9